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                                  TOLLAND BANK



                        1997 EMPLOYEE STOCK PURCHASE PLAN


Purpose of the Plan

The purpose of this Plan is to provide eligible employees of Tolland Bank (the "Bank") with an opportunity to become stockholders of the Bank through the purchase of shares of Common Stock, par value $1.00 per share, of the Bank ("Common Stock") at full fair market value. Except as otherwise provided herein, the Bank will absorb the cost of fee and brokerage charges in connection with the administration of and purchases made pursuant to the Plan. Participation in the Plan is entirely voluntary.

Effective Date

This Plan shall be effective as of May 1, 1997.

Eligibility

All employees of the Bank are eligible to participate in the Plan at their election except for

          i. Any person who owns (either individually or through attribution from siblings, spouse, ancestors and lineal descendants, or from a corporation, partnership, estate or trust of which the person is shareholder, partner, or beneficiary) 5% or more of the total combined voting power of the Bank or of any parent or subsidiary corporation;

          ii. Employees who have been employed fewer than 30 days;

         iii. Employees whose customary employment is fewer than 20 hours per week or for not more than 5 months in any calendar year;

The right to purchase stock under this Plan may not be transferred by an eligible employee; it may be exercised only by the employee.

Method of Operation

The Bank shall designate a brokerage or other financial services firm (the "Broker") to open and maintain an account in the name of each participant in the Plan. Nothing in the Plan shall restrict the substitution by the Bank in its discretion of a firm other than the one originally named as the Broker under the Plan, or the right of any such Broker to terminate its services as the Broker under the Plan.


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The Bank will deduct funds from each participant's pay as authorized by the participant in accordance with the Plan and shall, as promptly as practicable following the end of each calendar month, forward to the Broker the amounts deducted for all participants during such month, a list of such participants and the amount allocable to the account of each such participant. No interest will be paid on payroll deductions.

The Bank will pay the Broker's administrative charges for maintaining accounts of participants in the Plan, and, as shares of Common Stock for such accounts are purchased by the Broker, all brokerage commissions on such purchases of shares of Common Stock.

Payroll Deductions

Payroll deductions may be authorized by eligible employees in specified amounts not less than $5 per pay period and not greater than the lesser of $300 per pay period or $1,000 per month. Such payroll deduction authorization will remain effective until terminated in writing by a participant. The option to purchase lapses with each pay period; a failure to participate in payroll deduction in a particular pay period shall not increase the limit for any subsequent period.

A payroll deduction may be revised or terminated at any time by a participant's written request submitted to the Bank; provided, however, that a participant may not recommence a payroll deduction for a period of six months after the participant has terminated such deduction, nor may a participant make more than two revisions of a payroll deduction authorization in any twelve month period. Commencement, revision or termination of deductions will become effective as soon as practicable after a participant's written request is received by the Bank.

Amendment or Termination

The Bank reserves the right to discontinue use of its payroll deduction facilities for the purposes of the Plan at any time such action is deemed advisable in its judgment, and it also reserves the right to amend or terminate the Plan at any time. In any event the Plan shall terminate no later than April 30, 2007. Any such amendment or termination will not result in the forfeiture of any funds deducted from the salary of any participant effective before the effective date of amendment or termination of the Plan.

Participant's Account with the Broker

A participant's account will consist of the shares of Common Stock purchased by the Broker and allocated to the account.

Within five (5) business days following receipt of cash funds from the Bank, the Broker will purchase, as agent for the participants, as many shares of Common Stock as such funds will permit. Such purchases shall be made on the open market.

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The number of shares of Common Stock purchased by the Broker with funds provided to it pursuant to the Plan will depend upon the market price of shares of Common Stock at the time such purchases are made. Such purchases will be allocated by the Broker, at the average cost thereof, to the individual accounts established for participants, in proportion to the respective amount received for each participant's account. Allocation will be made in full shares of Common Stock and in fractional interests in shares of Common Stock.

All purchases will be made in accordance with any conditions imposed upon the Broker by the Securities and Exchange Commission which are designed to guard against undue impact on the market price of Common Stock by reason of purchases made pursuant to the Plan.

Each participant will acquire full ownership of all full and any fractional interest in shares of Common Stock allocated to the participant's account at the time of such allocation. All such shares of Common Stock will be registered in the name of the Broker or its nominee and will remain so registered until delivery is requested by a participant. A participant may request that a certificate for any or all of the participant's full shares be delivered to the participant at any time; provided, however, that any fee or charge imposed by the Broker in connection with the delivery of a certificate to a participant shall be paid by such participant or charged to such participant's account.

A participant's account will be credited with all dividends paid in respect of the full shares of Common Stock and of any fractional interest in shares of Common Stock held in a participant's account. Cash dividends will be reinvested in Common Stock as promptly as practicable following receipt thereof by the Broker unless a participant instructs the Broker to reinvest no cash dividends. Brokerage commissions on purchases made with reinvested dividends will be paid by the Bank.

Any stock dividends or stock splits in respect of full and any fractional interest in shares of Common Stock held in a participant's account will be credited to the account without charge. Any distributions to holders of Common Stock of other securities and rights to subscribe for additional shares will be sold and the proceeds will be handled in the same manner as a cash dividend.

A participant may instruct the Broker at any time to sell any or all of the participant's full shares of Common Stock and the fractional interest in any share of Common Stock allocated to the participant's account. Upon such sale the Broker will mail to the participant a check for the proceeds, less a brokerage commission and any applicable transfer tax, each of which is payable by the participant. Such instruction to the Broker will not affect a participant's status under the Plan unless the participant also terminates the participant's payroll deduction authorization.

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Each participant will receive a confirmation from the Broker of changes in the number of shares of Common Stock held for the participant's account. The relationship between the Broker and a participant is the normal relationship of a broker and client, and the Bank assumes no responsibility in this respect. The Broker may offer custodial services for certificates for share of Common Stock transferred by a participant for shares not acquired through the Plan.

The Broker will deliver to each participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Bank to its stockholders. There will be no charge to a participant for the Broker's delivery of such notices, proxy statements or other material. The full shares of Common Stock in each participant's account will be voted in accordance with the participant's signed proxy instructions duly delivered to the Broker.

Assignment; Sale

Although a participant may not assign, pledge or hypothecate an interest in the Plan as such, shares of Common Stock allocated to a participant's account may be sold, assigned, pledged, hypothecated or otherwise dealt with as would be the case with respect to any other shares of Common Stock a participant might own.

Closing Participant's Account

A participant who terminates a payroll deduction authorization may request the Broker to maintain or to close the participant's account. A participant may direct that all full shares of Common Stock and any fractional interest in shares of Common Stock in the participant's account be sold and the net proceeds remitted to the participant, or the participant may request that the full shares in the account be delivered to the participant along with a check representing the net proceeds of the sale of the fractional interest in shares, less a brokerage commission, any applicable transfer tax, and any fee or charge imposed by the Broker in connection with the delivery of a certificate for such shares, each of which is payable by the participant. An employee may thereafter re-enter the Plan by following the procedure described above under the caption "Payroll Deductions". However, an employee many not recommence payroll deductions during a period of six months after the employee has terminated such deductions.


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